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                                                             EXHIBIT 10.69

                            ASSET PURCHASE AGREEMENT

    This Agreement ("Agreement") is entered into as of February 26, 1998, by and among Cumulus Broadcasting, Inc., a Nevada corporation ("Broadcasting"), Cumulus Licensing Corporation, a Nevada corporation ("Licensing"), and Mustang Broadcasting Company, a Colorado corporation (the "Seller"). Broadcasting and Licensing are referred to collectively herein as the "Buyers." The Buyers and the Seller are referred to individually as the "Party" or collectively as the "Parties." Capitalized terms used in this Agreement are defined in Section 8 hereof.

    Subject to the terms and conditions of this Agreement, the Buyers hereby agree to purchase substantially all of the assets (and assume certain of the liabilities) of the Seller that are used or useful in the operation of radio stations KKNN(FM) licensed to Delta, Colorado, and KEXO(AM) and KQIL(AM) licensed to Grand Junction, Colorado (the "Stations") in return for cash.

    Now, therefore, in consideration of the above premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

    1. Basic Transaction.

         a. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer, convey and deliver to (i) Licensing, and Licensing agrees to purchase from the Seller, all of the FCC Licenses listed in Section 2(k) of the disclosure schedule ("Disclosure Schedule"); and (ii) Broadcasting, and Broadcasting agrees to purchase from the Seller, all of the Acquired Assets other than the FCC Licenses. Both such sales shall take place at the Closing for the consideration specified below in this Section 1.

         b. Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Broadcasting agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyers will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities and assumed by Broadcasting, and the Seller agrees to pay and discharge all Liabilities and obligations of the Seller other than the Assumed Liabilities.

         c. Purchase Price. The Buyers agree to pay to the Seller, as consideration for the Acquired Assets, the purchase price (the "Purchase Price") described in Schedule A to this Agreement, and agrees to make the escrow deposit (the "Escrow Deposit") in the form and manner described in Schedule A and more particularly in the earnest money escrow agreement ("Earnest Money Escrow Agreement") attached hereto as Exhibit A.


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         d. Closing. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of the Stations in Grand Junction, Colorado, or another mutually determined location, commencing at 9:00 a.m. local time promptly after the FCC approval of the Assignment Application becomes a Final Order, by which date all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby will have been satisfied, or such other date as the Parties may mutually determine (the "Closing Date").

         e. Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyers the various certificates, instruments, and documents referred to in Section 5(a) below; (ii) the Buyers will deliver to the Seller the various certificates, instruments, and documents referred to in Section 5(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyers (A) assignments (including Lease and other Assumed Contract assignments and Intellectual Property transfer documents), bills of sale and warranty deeds in form reasonably acceptable to the Buyers, (B) such affidavits, transfer tax returns, memorandums of lease, and other additional documents as may be required by the terms of the title insurance commitments described in
Section 4(o) hereof, as necessary to furnish title insurance as required by such section or as may be necessary to convey title to the Real Estate to the Buyers in the condition required herein or provide public notice of existence of the Leases, and (C) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel reasonably may request; (iv) the Buyers will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit B and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyers will deliver to the Seller the consideration specified in
Section 1(c) above.

         f. Postclosing Agreement. On the Closing Date, the Seller shall execute, and shall cause its shareholder to execute, a Postclosing Agreement with the Buyers including a covenant not to compete with the Buyers in the markets served by the Stations and agreements to indemnify the Buyers in the form of Exhibit C attached hereto. A portion of the Purchase Price equal to Fifty Thousand Dollars ($50,000) shall be paid to the Seller by the Buyers on the Closing Date as consideration for the agreements set forth in the Postclosing Agreement.

    2. Representations and Warranties of the Seller.

    The Seller represents and warrants to the Buyers that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule.


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         a. Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller does not have any Subsidiaries. The Seller has the power and authority to own or lease its properties and to carry on all business activities now conducted by it. The sole shareholder of the Seller is Paul Fee.

         b. Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and all agreements and instruments to be executed and delivered by Seller pursuant to this Agreement (collectively, the "Ancillary Agreements") and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Seller. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Seller, enforceable in accordance with their respective terms and conditions.

         c. Noncontravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other agreement, arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than with respect to the Assignment Application described in Section 4(b) the Seller does not need to give any notice to, make any filing with, or obtain any Licenses, consent, or approval of any court or government or governmental agency in order for the Parties to enter into this agreement or the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1(e) above).

         d. Title to Acquired Assets. Other than the Security Interests set forth on Section 2(d) of the Disclosure Schedule (which shall be released at or before the Closing) the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.


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         e. Financial Statements. Included in Section 2(e) of the Disclosure
Schedule are the following financial statements (collectively the "Financial Statements"): (i) statements of assets, liabilities and shareholder equity as of December 31, 1995, and December 31, 1996 for the Seller; and (ii) internally prepared balance sheets and statements of income, as of and for each month during 1995, 1996, and each month to date in 1997 for the Seller. The Financial Statements have been prepared on the accounting basis used by the Seller for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles. This accounting basis has been consistently applied during the periods covered and are consistent with the books and records of the Seller. The Financial Statements accurately state the revenues of the Stations for the period indicated therein and include an accurate breakout of cash and trade revenues.

         f. Events Subsequent to January 1, 1998. Since January 1, 1998, except as set forth in Section 2(f) of the Disclosure Schedule, there has not been any material adverse change in the assets of the Stations. Without limiting the generality of the foregoing and with respect to the operation of the Stations since January 1, 1998:

              (i) other than this Agreement, the Seller has not entered into any agreement, contract, lease, sublease, license, or sublicense (or series of related agreements, contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business;

              (ii) the Seller has not delayed or postponed (beyond its normal practice in the Ordinary Course of Business) the payment of accounts payable and other Liabilities;

              (iii) the Seller has not altered its credit and collection policies or its accounting policies;

              (iv) the Seller has not entered into or terminated any employment arrangement, employment contract, consulting contract or severance agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (v) there have been no changes and, to Seller's knowledge, any threatened changes in employment terms for any of its directors, officers, and employees;

              (vi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller;


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              (vii) the Seller has not materially altered the programming, format or call letters of the Stations, or its promotional and marketing activities;

              (viii) the Seller has not applied to the FCC for any modification of the FCC Licenses or failed to take any action necessary to preserve the FCC Licenses and has operated the Stations in compliance therewith and with all FCC rules and regulations;

              (ix) the Seller has not terminated or received notice of termination for any syndicated programming; and

              (x) the Seller has not committed to any of the foregoing.

         g. Tax Matters. The Seller has timely and properly filed all Tax Returns that it was required to file with respect to the Seller's operations. All such Tax Returns were correct and complete and properly reflect the tax liability of the Seller. No Tax deficiencies have been proposed or assessed against the Seller. All Taxes owed by the Seller with respect to its operations (whether or not shown on any Tax Return) have been paid. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. No claim has ever been made by any authority in any jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         h. Tangible Assets. Section 2(h) of the Disclosure Schedule sets forth a listing of all transmitter and station equipment, vehicles and other material tangible personal property used in conducting the operation and business of the Stations. The Seller owns or leases all tangible assets necessary for the conduct of the operation and business of the Stations as presently conducted and as presently proposed to be conducted and all leased assets are specifically identified as such in Section 2(h) of the Disclosure Schedule.

         i. Real Property. Section 2(i) of the Disclosure Schedule lists and describes briefly all Owned Real Estate and real property leased to the Seller (including, without limitation, complete legal descriptions for all of the Real Estate). The Seller has delivered to the Buyers correct and complete copies of the Leases. With respect to the Real Estate:

              (i) the Seller has good and marketable title to all of the Owned Real Estate free and clear of all liens, charges, mortgages, security interests, easements, restrictions or other encumbrances of any nature whatsoever except real estate taxes for the year of Closing and municipal and zoning ordinances and recorded utility easements


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

         which do not impair the current use, occupancy or value or the marketability of title of the property and which are disclosed in
         Section 2(i) of the Disclosure Schedule (collectively, the "Permitted Real Estate Encumbrances");

              (ii) the Leases are and, following the Closing will continue to be, legal, valid, binding, enforceable, and in full force and effect;

              (iii) no party to any Lease is in breach or default (or has repudiated any provision thereof), and no event has occurred which, with notice or lapse of time, would constitute a breach or default thereunder or permit termination, modification, or acceleration thereunder;

              (iv) there are no disputes, oral agreements, or forbearance programs in effect as to any Lease;

              (v) none of the Owned Real Estate and to the Seller's Knowledge, none of the properties subject to the Leases is subject to any lease (other than Leases), option to purchase or rights of first refusal;

              (vi) except for Permitted Real Estate Encumbrances, there are no
         (i) actual or, to the Seller's Knowledge, proposed special assessments with respect to any of the Real Estate; (ii) pending or, to the Seller's Knowledge, threatened condemnation proceedings with respect to any of the Real Estate; (iii) structural or mechanical defects in any of the buildings or improvements located on the Real Estate; (iv) any pending or, to the Seller's Knowledge, threatened changed in any zoning laws or ordinances which may materially adversely affect any of the Real Estate or Seller's use thereof;

              (vii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or its rights thereunder;

              (viii) to the Seller's Knowledge, all facilities on the Real Estate have received all approvals of governmental authorities (including licenses, permits and zoning approvals) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

              (ix) to the Seller's Knowledge, the owner of each leased facility has good and marketable title to the underlying parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for Permitted Real


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         Estate Encumbrances and Seller's leasehold interest in each Lease has priority over any other interest except for the fee interest therein and Permitted Real Estate Encumbrances.

         j. Contracts. Section 2(j) of the Disclosure Schedule lists any written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business. The Seller has delivered to the Buyers a correct and complete copy of each written arrangement listed in Section 2(j) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed which constitutes an Assumed Contract: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing (if the arrangement has not expired according to its terms); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. The Seller is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 2(j) of the Disclosure Schedule under the terms of this Section 2(j). Except for the Assumed Contracts, the Buyers shall not have any Liability or obligations for or in respect of any of the contracts set forth in Section 2(j) of the Disclosure Schedule.

         k. Commission Licenses and Compliance with Commission Requirements.

              (i) All licenses, permits, authorizations, franchises, certificates of compliance, and consents of governmental bodies, including, without limitation, the FCC Licenses, used or useful in the operation of the Stations as they are now being operated are (A) in full force and effect, (B) unimpaired by any acts or omissions of the Seller or the Seller's employees or agents, (C) free and clear of any restrictions which might limit the full operation of the Stations, and
         (D) detailed in Section 2(k) of the Disclosure Schedule. With respect to the licenses, permits, authorizations, franchises, certificates of compliance and consents referenced in the preceding sentence, Section 2(k) of the Disclosure Schedule also sets forth, without limitation, the date of the last renewal, the expiration date thereof, and any conditions or contingencies related thereto. Except as set forth in


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         Section 2(k) of the Disclosure Schedule, no condition exists or event has occurred that permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such license, permit, consent, franchise, or authorization (other than pursuant to their express expiration date) or the imposition of any material restriction or limitation upon the operation of the Stations as now conducted. Except as set forth in Section 2(k) of the Disclosure Schedule, the Seller is not aware of any reason why the FCC Licenses might not be renewed in the ordinary course or revoked.

              (ii) The Stations are in compliance with the FCC's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major environmental action under the FCC's rules or policies. Access to the Stations' transmission facilities is restricted in accordance with the policies of the FCC.

              (iii) Except as set forth in Section 2(k) of the Disclosure Schedule, to the Seller's Knowledge, the Seller is not the subject of any FCC or other governmental investigation or any notice of violation or order, or any material complaint, objection, petition to deny, or opposition issued by or filed with the FCC or any other governmental authority in connection with the operation of or authorization for the Stations, and there are no proceedings (other than rulemaking proceedings of general applicability) before the FCC or any other governmental authority that could adversely affect any of the FCC Licenses or the authorizations listed in Section 2(k) of the Disclosure Schedule.

              (iv) The Seller has filed with the FCC and all other governmental authorities having jurisdiction over the Stations all material reports, applications, documents, instruments, and other information required to be filed, and will continue to make such filings through the Closing Date.

              (v) The Seller is not aware of any information concerning the Stations that could cause the FCC or any other regulatory authority not to issue to the Buyers all regulatory certificates and approvals necessary for the consummation of the transactions contemplated hereunder or the Buyer's operation and/or ownership of the Stations. Except as set forth in Section 2(k) of the Disclosure Schedule, Seller is not aware of any pending FCC applications which, if approved, would allow for the operation of a new radio station with a signal reaching the signal area of the Stations and, in addition, Seller is not aware of any plans or proposals by any existing radio station with a signal reaching the signal area of the Stations to alter or change their format to a format similar to that of the Stations.

         l. Intellectual Property. The Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder is set forth on Section 2(l) of the Disclosure Schedule and each item listed will be owned or available for use the by the Buyers on identical terms and conditions immediately


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subsequent to the Closing hereunder. To the Seller's knowledge, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

         m. Insurance. Section 2(m) of the Disclosure Schedule sets forth a complete and accurate description of all Seller's insurance coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; and (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms through the Closing Date.

         n. Litigation. Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no litigation, proceeding, judgment, claim, action, investigation or complaint, before the Commission, other governmental body, or court, of any nature pending or, to the best of Seller's knowledge, threatened against or affecting it which would affect Seller's authority or ability to carry out this Agreement. Section 2(n) of the Disclosure Schedule sets forth each instance in which the Seller:
(i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge; or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2(n) of the Disclosure Schedule could result in any adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Seller or the Stations taken as a whole. The Seller has no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation against the Seller.

         o. Employees. Section 2(o) of the Disclosure Schedule sets forth a listing of the names, positions, job descriptions, salary or wage rates and all other forms of compensation paid for work at the Stations of each employee. To the Knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining or similar agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Seller. The Seller has no Knowledge of any Basis for any claim by past or current employees of the Seller or applicants for employment that the Seller or its management has discriminated


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based on each individual's race, sex, national origin, religion, ethnicity, handicap or any other protected characteristic under applicable law.

         p. Employee Benefits. Section 2(p) of the Disclosure Schedule lists all Employee Benefit Plans that the Seller maintains or to which the Seller contributes or is required to contribute for the benefit of any current or former employee of the Seller and true and correct copies of each such Employee Benefit Plan have been delivered to the Buyers. Each Employee Benefit Plan (and each related trust or insurance contract) complies and at all times has complied in form and in operation in all material respects with the applicable requirements of ERISA and the Code. The Seller does not have any commitment to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would affect any employee or terminated employee of the Seller. There are no pending or, to the Knowledge of the Seller, threatened claims under, by or on behalf of any of the Employee Benefit Plans, by any employee or beneficiary covered by any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits), nor have there been any Reportable Events or Prohibited Transactions with respect to any Employee Benefit Plan.

         q. Environment, Health, and Safety.

              (i) With respect to the operation of the Stations and the Real Estate, the Seller is, and at all times in the past has been, in compliance in all material respects with all Environmental Laws and all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning employee health and safety, and the Seller has no Liability (and to Seller's Knowledge there is no Basis related to the past or present operations of the Seller or its predecessors for any present or future Liability) under any Environmental Law. The Seller has no Liability (and to Seller's Knowledge there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Seller giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety, or for any illness of or personal injury to any employee.

              (ii) The Seller has obtained and at all times has been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws or law of any federal, state, or local or foreign government relating to worker health and safety.


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              (iii) All properties and equipment used in the Stations and the
         Acquired Assets have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2- trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances. To Seller's knowledge, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any of the Real Estate. No above ground or underground storage tanks have ever been located at, on or under the Real Estate. The Seller has delivered to the Buyers a complete copy of all environmental claims, reports, studies, compliance actions or the like of the Seller or which are available to the Seller with respect to any of the Real Estate or any of the Acquired Assets.

         r. Legal Compliance. The Seller has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof). The Seller has filed in a timely manner all material reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws.

         s. Advertising Contracts. Section 2(s) of the Disclosure Schedule lists all arrangements for the sale of air time or advertising on the Stations in excess of $1000, and the amount to be paid to the Seller therefor. The Seller has no reason to believe and has not received a notice or indication of the intention of any of the advertisers or third parties to material contracts of the Seller to cease doing business or to reduce in any material respect the business transacted with the Seller or to terminate or modify any agreements with the Seller (whether as a result of consummation of the transactions contemplated hereby or otherwise).

         t. Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         u. Undisclosed Commitments or Liabilities. There are no material commitments, liabilities or obligations relating to the Stations, whether accrued, absolute, contingent or otherwise including, without limitation, guaranties by the Seller of the liabilities of third parties, for which specific and adequate provisions have not been made on the Financial Statements except those incurred in or as a result of the Ordinary Course of Business since January 1, 1998.


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         v. Disclosure. The representations and warranties contained in this
Section 2 do not contain any untrue statement of a fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2 not misleading.

    3. Representations and Warranties of the Buyers.

    Buyers represent and warrant to the Seller that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the Disclosure Schedule.

         a. Organization of the Buyers. Broadcasting and Licensing are corporations duly organized, validly existing, and in good standing under the laws of Nevada.

         b. Authorization of Transaction. Buyers have full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations hereunder and thereunder. This Agreement and the Ancillary Agreements constitute legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms and conditions.

         c. Noncontravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or any provision of their articles of organization or other charter documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyers are a party or by which they are bound or to which any of their assets is subject. Other than the Assignment Application described in Section 4(b), the Buyers do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court or government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1 (e) above).

         d. Brokers' Fees. Other than the fee payable to McCoy Broadcast Brokerage, which shall be the exclusive responsibility of the Buyers, the Buyers have no

Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         e. Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         f. Litigation. Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no litigation, proceeding, judgment, claim, action, investigation or complaint, before the Commission, other governmental body, or court, of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting it which would affect Buyer's authority or ability to carry out this agreement.

         g. Buyers' Qualifications. There is no fact that would, under present law (including the Communications Act of 1934, as amended) and the present rules and regulations of the Commission, disqualify Buyers from being the assignee of the Stations or that would delay Commission approval of the Assignment Application. Should Buyers become aware of any such fact, they will so inform Seller. Buyers will not take any action that Buyers know, or have reason to believe, would result in such disqualification.

         h. Reliance. Neither Buyers nor any person acting as Buyers' representative or on Buyers' behalf have relied on any representation or statement of Seller or any other person except as expressly set forth in this Agreement, the Disclosure Schedule and accompanying exhibits.

    4. Pre-Closing Covenants.

    The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         a. General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 5 below).

         b. Assignment Applications. Within five (5) days after the execution of this Agreement, the Seller and the Buyers shall jointly file with the FCC an application for assignment of the FCC Licenses, permits and authorizations pertaining to the Stations from the

Seller to Licensing (the "Assignment Application"). The costs of the FCC filing fees in connection with the Assignment Application shall be divided equally between the Parties. Each party shall pay its own attorneys' fees. The Seller and the Buyers shall thereafter prosecute the Assignment Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the Assignment Application as expeditiously as practicable (but neither the Seller nor the Buyers shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon the Stations or impose significant costs on such party). If the FCC imposes any condition on either party to the Assignment Application, such party shall use commercially reasonable efforts to comply with such condition, provided, that neither party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Stations or any Affiliate. The Seller and the Buyers shall jointly oppose any requests for reconsideration or judicial review of FCC approval of the Assignment Application and shall jointly request from the FCC extension of the effective period of FCC approval of the Assignment Application if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. Nothing in this Section 4(b) shall be construed to limit either party's right to terminate this Agreement pursuant to Section 9 of this Agreement.

         c. Employment Offers. Upon notice to the Seller, and at mutually agreeable times, the Seller will permit the Buyers to meet with its employees prior to the Closing Date. The Buyers may, at their option, extend offers of employment to all or any of the Seller's employees effective on the Closing Date. From and after the execution of this Agreement, the Seller shall use its best efforts to assist Buyers in retaining those employees of the Stations which the Buyers wish to hire in connection with the operation of the Stations by the Buyers subsequent to the Closing, and the Seller will not take any action to preclude or discourage any of the Seller's employees from accepting any offer of employment extended by the Buyers.

         d. Notices and Consents. The Seller will give all notices to third parties and shall have obtained all third party consents, that the Buyers reasonably may request. Each of the Parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

         e. Advertising Obligations. The Seller shall satisfy its air time obligations under its agreements for sale of air time and advertising on the Stations for goods or services ("Barter Agreements") such that the outstanding aggregate balance owing under all Barter Agreements as of the Closing Date shall not exceed Five Thousand Dollars ($5,000) worth of air time without the Buyers' consent. On the Closing Date, the Seller shall deliver to the Buyers a schedule, certified by an officer of the Seller, reflecting the aggregate outstanding balances under all Barter Agreements in existence as of the Closing Date.

         f. Operating Statements. The Seller shall deliver to the Buyers, for the Buyers' informational purposes only, monthly internally prepared balance sheets and statements of income of the Seller within ten (10) days after each such statement is prepared by or for the Seller.

         g. Contracts. The Seller will not without the prior written consent of the Buyers amend, change, or modify any of the contracts listed on Section 2(i) of the Disclosure Schedule in any material respect. The Seller will not without prior written consent of the Buyers enter into any contract outside the Ordinary Course of Business which involves more than Five Thousand Dollars ($5,000).

         h. Operation of Stations. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. The Seller shall operate the Stations in compliance in all material respects with the FCC Licenses and the rules and regulations of the FCC, and the FCC Licenses shall at all times remain in full force and effect. The Seller shall file with the FCC all material reports, applications, documents, instruments and other information required to be filed in connection with the operation of the Stations.

         i. Credit and Receivables. The Seller will follow its usual and customary policies with respect to extending credit for sales of air time and advertising on the Stations and with respect to collecting accounts receivable arising from such extension of credit.

         j. Preservation of Stations and the Acquired Assets. The Seller will use its best efforts to keep its Stations and the Acquired Assets and properties substantially intact, including its present operations, physical facilities, working conditions, relationships with lessors, licensors, advertisers, suppliers, customers, and employees, all of the Confidential Information, call letters and trade secrets of the Stations, and the FCC Licenses.

         k. Full Access and Consultation. The Seller will permit representatives of the Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Stations, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Seller. The Seller will consult with the Buyers' management with a view to informing Buyers' management as to the operations, management and business of the Stations.

         l. Notice of Developments. The Seller will give prompt written notice to the Buyers of any material development affecting business, operations or prospects of the Stations or the Acquired Assets or the ability of the Seller to perform hereunder.

         m. Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) merger or consolidation, (B) acquisition or purchase of securities or assets, or
(C) similar transaction or business combination involving the Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller will notify the Buyers immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         n. Title Insurance, Surveys and Environmental Assessments. The Buyers will obtain with respect to each parcel of Real Estate subject to the Leases, a leasehold owner's policy issued by a title insurer reasonably satisfactory to the Sellers, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring leasehold title to such Real Estate in the Buyers as of the Closing subject only to the Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or their lender reasonably request, (ii) with respect to each parcel of Owned Real Estate, an owner's policy of title insurance by a title insurer reasonably satisfactory to the Buyers, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring title to the Owned Real Estate to be vested in the Buyers as of the Closing free and clear of all liens and encumbrances except Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or its lender reasonably request,
(iii) a current survey of each parcel of Real Estate certified to the Buyers and its lender, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Surveys') which shall not disclose any survey defect or encroachment from or onto any of the Real Estate which has not been cured or insured over prior to the Closing; and (iv) with respect to each parcel of Real Estate, the Buyers may obtain a current Phase I environmental site assessment from an environmental consultant or engineer reasonably satisfactory to the Sellers which does not indicate that the Seller and the Real Estate are not in compliance in any material respect with any Environmental Law and which shall not disclose or recommend any action with respect to any condition to be remediated or investigated or any contamination on the site assessed.

         o. Control of Stations. The transactions contemplated by this Agreement shall not be consummated until after the FCC has given its consent and approval to the Assignment Application. Between the date of this Agreement and the Closing Date, the Buyers and their employees or agents shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct, the operation of the Stations, and such operation shall be the sole responsibility of and in the control of the Seller.

         p. Risk of Loss. The risk of loss, damage, or destruction to any of the Acquired Assets shall remain with the Seller until the Closing. In the event of any such loss, damage, or destruction the Seller will promptly notify the Buyers of all particulars thereof, stating the cause thereof (if known) and the extent to which the cost of restoration, replacement and repair of the Acquired Assets lost, damaged or destroyed will be reimbursed under any insurance policy with respect thereto. The Seller will, at Seller's expense, repair or replace such Acquired Assets to their former condition as soon as possible after loss, damage or destruction thereof and shall use its best efforts to restore as promptly as possible transmissions as authorized in the FCC Licenses. The Closing Date shall be extended (with FCC consent, if necessary) for up to sixty (60) days to permit such repair or replacement. If repair or replacement cannot be accomplished within sixty (60) days of the date of the Seller's notice to the Buyers and the Buyers determine that the Seller's failure to repair or replace would have a material adverse effect on the operation of the Stations:

              (i) the Buyers may elect to terminate this Agreement; or

              (ii) the Buyers may postpone the Closing Date until such time as the property has been repaired, replaced or restored in a manner and to an extent reasonably satisfactory to the Buyers, unless the same cannot be reasonably effected within ninety (90) days of the date of the Seller's notice to the Buyers, in which case either party may terminate this Agreement; or

              (iii) the Buyers may choose to accept the Acquired Asset in their "then" condition, together with the Seller's assignment to the Buyers of all rights under any insurance claims covering the loss, damage or destruction and payment over to the Buyers of any proceeds under any such insurance policies previously received by the

         Seller with respect thereto plus an amount equal to the amount of any deductible or self-insurance maintained by Seller on such Acquired Assets. In the event the Closing Date is postponed pursuant to this
         Section 4(p), the parties hereto will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.

         q. Information Held in Confidence. Except with respect to Buyers' prospective lenders, if any, from the date hereof until the Closing Date, Buyer and other representatives of Buyers will hold in strict confidence, and will not disclose to any third party, any data and information obtained in connection with this transaction with respect to the business of Seller, except insofar as any of such data and information may be required by law to be publicly disclosed or submitted to the Commission. If the transactions contemplated by this Agreement are not consummated, Buyers will return to Seller all such data and information, including, but not limited to, all documents, copies of documents and memoranda or other materials prepared by Buyers which incorporate data or information obtained from Seller and all other data and information made available to Buyers in connection with this transaction, except that which may be required to be submitted to the Commission.

    5. Conditions to Obligation to Close.

         a. Conditions to Obligation of the Buyers. The obligation of Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in Section 2 above shall be true and correct in all respects at and as of the Closing Date as though made on and as of the Closing Date;

              (ii) the Seller shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

              (iii) the Seller shall have procured all of the third party consents specified in Section 4(d) above and all of the title insurance commitments (and endorsements), and Surveys described in Section 4(o) above and the environmental site assessments described in Section 4(a) above shall have been procured by Buyers, if necessary.

              (iv) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the parties if such transactions are consummated, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyers to own, operate, or control the Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

              (v) the Seller shall have delivered to the Buyers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Sections 5(a)(i) through (iv) is satisfied in all respects;

              (vi) each of the Assignment Applications shall have been approved by a Final Order of the FCC, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or been terminated and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

              (vii) the relevant parties shall have entered into the Postclosing Agreement;

              (viii) the Buyers shall have received from counsel to the Seller an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Buyers and its lender and dated as of the Closing Date;

              (ix) the Parties shall have agreed to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be delivered at closing; and

              (x) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers.

         b. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date as though made on and as of the Closing Date;

              (ii) the Buyers shall have performed and complied with all of their covenants hereunder in all respects through the Closing;

              (iii) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the Parties if such transactions are consummated, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

              (iv) the Buyers shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 5(b)(i)-(iii) is satisfied in all respects and the statements contained in such certificate shall be deemed a warranty of the Buyers which shall survive the Closing;

              (v) each of the Assignment Applications shall have been approved by a Final Order of the FCC and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

              (vi) the relevant parties shall have entered into the Postclosing Agreement; and

              (vii) all actions to be taken by the Buyers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

    6. Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing:

         a. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below).

         b. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Stations, each of the other Parties will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below); provided, however, that such access and cooperation does not unreasonably disrupt the normal operations of the cooperating party.

         c. Adjustments. Operation of the Stations and the income and expenses attributable thereto up through the close of business on the day before the Closing Date shall be for the account of the Seller and thereafter for the account of the Buyers. Such items as employee salaries, vacation, sick day and personal time accruals, and fringe benefits, power and utilities charges, insurance, real and personal property taxes, prepaid expenses, deposits, music license fees, and rents and payments pertaining to the Assumed Contracts (including any contracts for the sale of time for cash, trade or barter so assigned) shall be prorated between the Seller and the Buyers as of the Closing Date in accordance with the foregoing principle. In addition, all commissions payable with respect to the accounts receivable of the Seller (whether due before or after Closing) shall be solely for the account and responsibility of the Seller. Contractual arrangements that do not reflect an equal rate of compensation to a Station over the term of the agreement shall be equitably adjusted as of the Closing Date. The prorations and adjustments hereunder shall be made and paid insofar as feasible on the Closing Date, with a final settlement sixty (60) days after the Closing Date. In the event of any disputes between the Parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be determined by an independent accounting firm mutually acceptable to both parties and the fees and expenses of such accounting firm shall be paid one-half (1/2) by the Seller and one-half (1/2) by the Buyers.

         d. Collection of Accounts Receivable. At the Closing, the Seller will turn over to the Buyers, for collection only, the accounts receivable of the Stations owing to the Seller as of the close of business on the day before the Closing Date. A schedule of such accounts receivable will be delivered by the Seller to the Buyers on the Closing Date or as soon thereafter as possible. The Buyers agree to use commercially reasonable efforts in the ordinary course of business (but without responsibility to institute legal or collection proceedings) to collect such accounts receivable during the 120-day period following the Closing Date, and will remit all payments received on such accounts during this 120-day period on the one hundred twentieth (120th) day together with an accounting of all payments received within such period. The Buyers shall have the sole right to collect such accounts receivable during such one hundred twenty (120) day period. In the event the Buyers receive monies during the 120-day period following the Closing Date from an advertiser who, after the Closing Date, is advertising on the Stations, and that advertiser was included among the accounts receivable as of the Closing Date, the Buyers shall apply said monies to the oldest outstanding balance due on the particular account, except in the case of a "disputed" account receivable. For purposes of this Section 6(d), a "disputed" account receivable means one which the account debtor refuses to pay because he asserts that the money is not owed or the amount is incorrect. In the case of such a disputed account, the Buyers shall immediately return the account to the Seller prior to expiration of the 120-day period following the Closing Date. If the Buyers return a disputed account to the Seller, the Buyers shall have no further responsibility for its collection and may accept payment from the account debtor for advertising carried on the Stations after the Closing Date. At the end of the 120-day period following the Closing Date, the Buyers will turn back to the Seller all of the accounts receivable of the Stations as of the Closing Date owing to the Seller which have not yet been collected, and the Buyers will thereafter have no further responsibility with respect to the collection of such receivables. During the 120-day period following the Closing Date, the Buyers shall afford the Seller reasonable access to the accounts receivable "aging list." The Seller acknowledges and agrees that the Buyers are acting as collection agent hereunder for the sole benefit of the Seller and that Buyers have accepted such responsibility for the accommodation of the Seller. The Buyers shall not have any duty to inquire as to the form, manner of execution or validity of any item, document, instrument or notice deposited, received or delivered in connection with such collection efforts, nor shall the Buyers have any duty to inquire as to the identity, authority or rights of the persons who executed the same. The Seller shall indemnify Buyers and hold them harmless from and against any judgments, expenses (including attorney's fees) costs or liabilities which the Buyers may incur or sustain as a result of or by reason of such collection efforts.

         e. Consents. In the event any of the Assumed Contracts are not assignable or any consent to such assignment is not obtained on or prior to the Closing Date, and the Buyers elect to consummate the transactions contemplated herein despite such failure or inability to obtain such consent, the Seller shall continue to use commercially reasonable efforts to obtain any such assignment or consent after the Closing Date. Until such time as such assignment or approval has been obtained, the Seller will cooperate with Buyers in any lawful and economically feasible arrangement to provide that the Buyers shall receive the Seller's interest in the benefits under any such Assumed Contract, including performance by the Seller as agent, if economically feasible; provided, however, that the Buyers shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent that Buyers would have been responsible therefor if such consent or assignment had been obtained.

         f. Access. Seller and its authorized representatives shall have, after the Closing Date, the right to obtain, upon prior request, access to originals or copies of all logs, books, relevant records, contracts and documents relating to ownership of the Stations by Seller to the extent necessary for the preparation and filing of government returns or reports by the Seller.

         g. Facilities of KQIX(FM). Buyers agree to provide the licensee of Station KQIX(FM), Grand Junction, Colorado, with access to and use of the studio facilities and antenna site of Station KQIL(AM) upon commercially reasonable terms and conditions.

    7. Remedies for Breaches of this Agreement.

         a. Survival. All of the representations and warranties of the Seller contained in Section 2 of this Agreement (other than the representations and warranties of the Seller contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Seller's title to the Acquired Assets) shall survive the Closing and continue in full force and effect for a period until 90 days after the applicable statute of limitations has expired with respect to any claim by the Buyers based on a claim or action by a third party and for a period of three
(3) years following Closing with respect to any claim by the Buyers not based on a claim or action by a third party. All of the other representations and warranties (including the representations and warranties Seller contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Seller's title to the Acquired Assets) and all covenants of the Buyers and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.

         b. Indemnification Provisions for the Benefit of the Buyers. Except as described below in Section 7(e) with respect to a breach of a warranty or covenant prior to the Closing Date, the Seller agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

              (i) any misrepresentation or breach of any of the Seller's representations or warranties, and covenants contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Seller (so long as the Buyers make a written claim for indemnification within the applicable survival period);

              (ii) any breach or nonfulfillment of any agreement or covenant of the Seller contained herein or in any Ancillary Agreement;

              (iii) any Liability of the Seller which is not an Assumed Liability; and/or

              (iv) any Liability of the Buyers arising by operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of defacto merger or successor liability) which is not an Assumed Liability.

         c. Indemnification Provisions for the Benefit of the Seller. Except as described below in Section 7(e) with respect to a breach of a warranty or covenant prior to the Closing Date, the Buyers agree to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by (i) any misrepresentation or breach of any of the Buyers' representations or warranties contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Buyers (so long as the Seller makes a written claim for indemnification within the applicable survival period) or (ii) any breach or nonfulfillment of any agreement or covenant of the Buyers contained herein or in any Ancillary Agreement, or (iii) any Assumed Liability.

         d. Specific Performance. Each of the Parties acknowledges and agrees that the Buyers would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Buyers shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which it may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that not withstanding the provision in Section 7(e) with respect to the remedy of liquidated damages upon a breach of a warranty or covenant of this Agreement prior to the Closing, money damages would not be an adequate remedy for Buyers for a breach of any provision of this Agreement.

         e. Liquidated Damages. The Buyers and the Seller acknowledge that in the event that the transactions contemplated by this Agreement are not closed because of a default by the Buyers, the Adverse Consequences to the Seller as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in lieu of indemnification pursuant to Section 7(c), the Seller shall be entitled to receive from the defaulting Party for such default the Earnest Money Deposit as liquidated damages without the need for proof of damages, subject only to successfully proving in a court of competent jurisdiction that the Buyer materially breached this Agreement and that the transactions contemplated thereby have not occurred. The Seller shall proceed against the Earnest Money Deposit as full satisfaction of liquidated damages owed by the Buyers and as its sole remedy for a failure of the transactions contemplated hereby to occur as a result of a material breach of the terms of this Agreement by the Buyers.

         f. Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged as a result of such failure. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co- counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, and/or in the event the Indemnifying Party shall fail to defend such claim actively and in good faith, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

         g. Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, after the Closing neither party shall indemnify or otherwise be liable to the other party from and after the Closing Date except to the extent that the Adverse Consequences suffered by the Identified Party, in the aggregate from all indemnifiable events shall exceed Ten Thousand Dollars ($10,000) and indemnification shall be made by the indemnifying party only to the extent of such excess over Ten Thousand Dollars ($10,000); provided, however, that the foregoing limitation shall not be applicable to (i) the obligations of the Buyers to pay and discharge any Liability of the Seller to third parties from and after the Closing Date assumed by the Buyers under the terms of this Agreement; (ii) the obligation of the Seller to pay and discharge any Liability to third parties not assumed by the Buyers under the terms of this Agreement; or
(iii) the Seller's obligation to deliver clear title to the Acquired Assets.

    8. Definitions.

    "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, other than Retained Assets that are used or useful in the operation of the Stations, wherever located, including but not limited to all of its (a) leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as fixed assets, computers, data processing equipment, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, furniture, furnishings, inventories of compact disks, records, tapes and other supplies, vehicles) and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those Barter Agreements and Advertising Contracts identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Stations; (e) Assumed Contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Stations, jingles, logos, slogans, and business goodwill of the Stations; (g) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment; (h) Licenses and similar rights obtained from governments and governmental agencies;
(i) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, advertiser lists, all other lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, program production materials, studies, reports, and other printed or written materials; and (j) goodwill of the Stations.

    "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

    "Advertising Contracts" has the meaning set forth in Section 2(s), above.

    "Affiliate" means with reference to any person or entity, another person or entity controlled by, under the control of or under common control with that person or entity.

    "Assignment Application" has the meaning set forth in Section 4(b) above.

    "Assumed Contracts" means the Leases, the Barter Agreements, the Advertising Contracts and those contracts identified on Section 2(k) of the Disclosure Schedule as those to be assumed by Broadcasting.

    "Assumed Liabilities" means (a) obligations of the Seller which accrue after the Closing Date under the Assumed Contract either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing. The Assumed Liabilities shall not include any Retained Liabilities.

    "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

    "Buyers" has the meaning set forth in the preface above.

    "Cash" means cash, cash equivalents or similar types of investments such as certificates of deposit, treasury bills and other marketable securities on hand and/or in banks;

    "Closing" has the meaning set forth in Section 1(d) above.

    "Closing Date" has the meaning set forth in Section 1(d) above.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Confidential Information" means any information concerning the businesses and affairs of the Seller.

    "Disclosure Schedule" has the meaning set forth in Section 1 above.

    "Earnest Money Deposit" has the meaning set forth in Section 1(c) above.

    "Earnest Money Escrow Agreement" has the meaning set forth in Section 1(c) above.

    "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

    "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

    "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

    "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law of any federal, state, local, or foreign government or agency thereof (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, or pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Agent" means McCoy Broadcast Brokerage.

    "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

    "FCC" means the Federal Communications Commission of the United States.

    "FCC Licenses" means the licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to the Seller in connection with the conduct of the business and operation of the Stations.

    "Final Order" means an action by the FCC as to which: (a) no request for stay by the FCC is pending, no such stay is in effect, and any deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

    "Financial Statements" has the meaning set forth in Section 2(e) above.

    "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indemnified Party" has the meaning set forth in Section 7(d) above.

    "Indemnifying Party" has the meaning set forth in Section 7(d) above.

    "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, call letters, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) all programs, programming materials, copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, market and other research information, drawings, specifications, designs, plans proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

    "Knowledge" means actual knowledge after reasonable investigation.

    "Leases" means those real estate leases to which Seller is a party governing Seller's studios and FM tower sites, as described in Section 2(i) of the Disclosure Schedule.

    "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

    "Licenses" means all FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Seller with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

    "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "Owned Real Estate" means the real property owned by the Seller as described in Section 2(i) of the Disclosure Schedule and all buildings, fixtures, and improvements located thereon.

    "Party" has the meaning set forth in the preface above.

    "Permitted Real Estate Encumbrances" shall have the meaning set forth in
Section 2(i), above.

    "Post-Closing Agreement" means the Post-Closing Agreement with Seller's owners in the form attached hereto as Exhibit C.

    "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

    "Purchase Price " has the meaning set forth in Section 1(c) above.

    "Real Estate" means the Owned Real Estate and the real estate, building, fixtures and improvements which are the subject of the Leases.

    "Reportable Event" has the meaning set forth in ERISA Section 4043.

    "Retained Assets" means (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement); (iii) accounts, notes and other receivables of the Seller; (iv) Cash; and (v) contracts of insurance, including the cash surrender value thereof, and all insurance proceeds or claims made by Seller relating to property or equipment repaired, replaced or restored by the Seller prior to the Closing Date.

    "Retained Liabilities" means any other obligations or Liabilities of the Seller, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing; (ii) any Liability of the Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated hereby; (iii) any Liability of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated hereby (except as set forth in Section 4(n) relating to Surveys, title commitments and environmental audits and
Section 4(b) with regard to the Assignment Application; or (iv) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement).

    "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens for Taxes not yet due and payable; and (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation.

    "Seller" has the meaning set forth in the preface above.

    "Stations" means the radio broadcast stations having the call letters KKNN(FM) licensed to Delta, Colorado, and KEXO(AM) and KQIL(AM) licensed to Grand Junction, Colorado.

    "Subsidiary," with respect to any person, means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which ) 50% or more of (i) the outstanding capital stock or other equity interest having voting power to elect a majority of the Board of Directors of such corporation or persons having a similar role as to an entity that is not a corporation, (ii) the interest in the profits of such partnership or joint venture, or (iii) the beneficial interest of such trust or estate are at such time directly or indirectly owned by such person or one or more of such person's Subsidiaries.

    "Surveys" has the meaning set forth in Section 4(o) above.

    "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    9. Termination.

         a. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

              (i) the Buyers and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (ii) the Buyers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that if such breach is capable of being cured, such breach also remains uncured for twenty
         (20) days after notice of breach is received by the Seller from the Buyers;

              (iii) the Seller may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing in the event the Buyers are in breach of any representation, warranty, or covenant contained in this Agreement; provided, however that if such breach is capable being cured, such breach remains uncured for twenty (20) days after notice of breach is received by the Buyers from the Seller;

              (iv) the Buyers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before the 270th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(a) hereof (unless the failure results primarily from the Buyers themselves breaching any representation, warranty, or covenant contained in this Agreement);

              (v) the Seller may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing if the Closing shall not have occurred on or before the 270th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement);

              (vi) the Buyers or the Seller may terminate this Agreement if any Assignment Application is denied by Final Order.

         b. Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

    10. Miscellaneous.

         a. Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

         b. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         c. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         d. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided that (i) the Buyers may assign all of their right, title and interest in, to and under this Agreement to one or more

Affiliates, who shall then, subject to the terms and conditions of this Agreement, have the right to receive the Acquired Assets, assume the Assumed Liabilities, and to pay to the Seller the Purchase Price therefor or to any successor to the Buyers in the event of any sale, merger or consolidation of the Buyers, and (ii) Buyers may assign their indemnification claims and their rights under the warranties and representations of the Sellers to the financial institution(s) providing financing to the Buyers in connection with this transaction.

         e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         f. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         g. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered via prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed to the intended recipient as set forth below:

         If to the Seller:

         Mustang Broadcasting Company
         715 Horizon Drive, Suite 430
         Grand Junction, CO 81506
         Attn: Mr. Paul Fee
         Fax: (970) 245-5858

         Copy to:

         Erwin Krasnow, Esquire
         Verner, Liipfert, Bernhard, McPherson and Hand
         901 15th Street, N.W.
         Washington, D.C. 20005
         Fax: (202) 371-6279

         (which copy shall not constitute notice to Seller)

         If to the Buyers:

         Cumulus Broadcasting, Inc.
         Cumulus Licensing Corp.
         c/o QUAESTUS Management Corp.
         330 E. Kilbourn Avenue, Suite 250
         Milwaukee, WI 53202
         Attn: Terrence J. Leahy
         Fax: (414) 283-4505

         With a copy to:

         Cumulus Broadcasting, Inc.
         Cumulus Licensing Corp.
         875 N. Michigan Avenue
         Suite 3650
         Chicago, Illinois 60611
         Attn: Richard J. Bonick
         Fax: (312) 867-0098

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         h. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Colorado.

         i. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         j. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         k. Expenses. The Buyers and the Seller, will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, other than as set forth in Section 4(n) with regard to the Assignment Applications and as set forth in
Section 4(o) with respect to Surveys, title commitments and environmental audits. The Seller will pay all income taxes. The Seller and the Buyers will each pay one-half (1/2) of any transfer or sales taxes and other recording or similar fees necessary to vest title to each of the Acquired Assets in the Buyers.

         l. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         m. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         n. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Grand Junction, Colorado in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.


    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


CUMULUS BROADCASTING, INC.

By:
   ------------------------------
                        (printed)

---------------------------------

Title:
     ----------------------------

CUMULUS LICENSING CORPORATION

By:
  -------------------------------
                        (printed)

---------------------------------

Title:
     ----------------------------

MUSTANG BROADCASTING COMPANY

By:
  -------------------------------
                        (printed)

---------------------------------

Title:
     ----------------------------

                                   SCHEDULE A

    Purchase Price. The Buyers agree to pay to the Seller, as consideration for the Acquired Assets of Stations KKNN(FM), KEXO(AM) and KQIL(AM), the amount of Two Million Dollars ($2,000,000), payable as follows:

         (i) on the date of this Agreement, the Buyers will deposit with the Escrow Agent the amount of One Hundred Thousand Dollars ($100,000) (the "Earnest Money Deposit") in the form of an irrevocable letter of credit from NationsBank; and

         (ii) on the Closing Date, the Buyers shall pay to the Seller the amount of Two Million Dollars ($2,000,000), with adjustments as provided specifically in this Agreement.

The Earnest Money Deposit referenced in this Schedule A shall be placed in escrow with the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit A (the "Earnest Money Escrow Agreement"), and shall be disbursed to Seller or returned to Buyer as provided in the Earnest Money Escrow Agreement.

                                                                      EXHIBIT A

                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT is made and entered into as of February 26, 1998, by and among MUSTANG BROADCASTING CORPORATION, a Colorado corporation ("Seller"); CUMULUS BROADCASTING, INC., a Nevada corporation; CUMULUS LICENSING CORP., a Nevada corporation (Cumulus Broadcasting, Inc. and Cumulus Licensing Corp. collectively shall be referred to as "Buyers"); and MCCOY BROADCAST BROKERAGE, INC. ("Escrow Agent"). Capitalized terms that are used but not defined herein shall have that meaning assigned to them in the Purchase Agreement.

                                   WITNESSETH:

    WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement executed as of February 26, 1998 (the "Purchase Agreement"), providing for the purchase by Buyers of the Acquired Assets from Seller; and

    WHEREAS, Section 1(c) and Schedule A of the Purchase Agreement provide that an irrevocable letter of credit issued by NationsBank and in favor of Escrow Agent in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) shall be placed with the Escrow Agent pending the Closing of the Purchase Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth in the Purchase Agreement and herein, Seller, Buyers and Escrow Agent agree as follows:

    1. Seller and Buyers hereby establish this Escrow Agreement and mutually appoint McCoy Broadcast Brokerage, Inc. as escrow agent pursuant to the terms and conditions of the Purchase Agreement. Escrow Agent hereby accepts this appointment.

    2. Upon the execution of this Escrow Agreement by all parties hereto, Buyers shall deposit with Escrow Agent an irrevocable letter of credit issued by NationsBank and in favor of Escrow Agent (the "Letter of Credit") in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) (the "Earnest Money Deposit").

    3. Subject to the terms of this Agreement, Escrow Agent agrees to act as Escrow Agent and immediately upon receipt thereof, to use said Earnest Money Deposit, consistent with the terms of the Purchase Agreement. In the event the Escrow Agent draws under the Letter of Credit and does not immediately deliver the proceeds thereof to the Seller, the Escrow Agent shall place the Earnest Money Deposit in an FDIC-insured interest-bearing account with a bank having total assets of at least $100,000,000.00. The Escrow Agent, subject to the terms of the Purchase Agreement, shall release from Escrow the Letter of Credit or the Earnest Money Deposit and deliver the same in accordance with one of the following notices:

         A. The Letter of Credit by its terms expires on ______, 1998. If by _______, 1998, the Letter of Credit has not been extended for an additional period of one year, the Escrow Agent shall immediately draw on the Letter of Credit and treat the proceeds of such draw as the Escrow Deposit.

         B. If the Closing of the transaction contemplated by the Purchase Agreement occurs, Escrow Agent shall, upon receipt of joint written notice from Buyers and Seller, deliver the Letter of Credit to the issuer thereof for cancellation; or if the Escrow Agent holds the Earnest Money Deposit, shall deliver in immediately available funds:

              i. to the Seller, the principal amount of the Earnest Money Deposit, to be applied by the Seller as a portion of the Purchase Price; and

              ii.  to the Buyers, the interest earned on the Earnest Money
                   Deposit.

         C. If the Closing of the transaction contemplated by the Purchase Agreement does not occur due to a material breach of the Purchase Agreement by Buyers, and the Seller is not in material breach of the Purchase Agreement, Escrow Agent shall, upon ten (10) business days advance written notification from Seller or ten (10) business days after receipt of a final order of a state or federal court of competent jurisdiction ordering payment, shall draw upon the letter of credit and release to Seller the Earnest Money Deposit and all interest earned thereon.

         D. If the Closing of the transaction contemplated by the Purchase Agreement does not occur due to any cause or event other than a material breach of the Purchase Agreement by the Buyers, or if the Seller is in material breach of the Purchase Agreement, Escrow Agent shall, upon ten (10) business days advance written notification from Buyers or ten (10) business days after receipt of a final order of a state or federal court of competent jurisdiction ordering payment, shall deliver the Letter of Credit to the issuer thereof for cancellation; or, if the Escrow Agent holds the Earnest Money Deposit, shall deliver to the Buyer in immediately available funds the Earnest Money Deposit and all interest earned thereon.

    Any notice or order provided to Escrow Agent by Buyers will be simultaneously provided to Seller and any notice or order provided to Escrow Agent by Seller will be simultaneously provided to Buyers. In the event that during the ten business day period following the delivery by Buyers or Seller (as the case may be) to Escrow Agent of a notice that it is entitled under this
Section 3 to receive payment of the Letter of Credit or Earnest Money Deposit the other Party delivers notice to Escrow Agent that it disputes that Party's right to payment, then the provisions of Section 4 will apply.

    4. If at any time a dispute or disagreement shall exist or arise as to the duties of Escrow Agent under the terms hereof or if a disagreement between the parties hereto results in conflicting or adverse claims or demands being made in connection with the Letter of Credit and the Earnest Money Deposit, Escrow Agent is authorized and directed to retain all or any part of the Letter of Credit and Earnest Money Deposit and in so doing Escrow Agent shall not become liable in any way to any person for its failure or refusal to comply with such conflicting or adverse claims or demands unless or until:

         A. the rights of all claimants have been duly adjudicated by a court of competent jurisdiction evidenced by a certified copy of such final judgment, together with written evidence that any right of appeal has expired, or

         B. a written agreement is reached by and between all disputing parties, satisfactory to Escrow Agent, and a copy of such agreement signed by all disputing parties is delivered to Escrow Agent.

    5. Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

    6. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that the undersigned representatives of Seller or Buyers individually have full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

    7. Except for its gross negligence or willful misconduct, Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

    8. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent shall be appointed by Seller and Buyers (or, if no agreement is reached between Buyers and Seller as to a successor, then the Grand Junction, Colorado agent of the title insurance company which issues title insurance policies at the Closing).

    9. Escrow Agent shall be entitled to be reimbursed for all losses, liabilities or expense, including reasonable attorneys' fees, incurred or made by it arising out of or in connection with its entering into this Escrow Agreement or carrying out its duties hereunder, but shall receive no compensation for its services. Any such reimbursement to which Escrow Agent is entitled shall be borne jointly by Seller and Buyers, unless otherwise ordered by a court which adjudicates a dispute or disagreement under Section 4 above.

    10. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Escrow Agreement.

    11. This Escrow Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives. This Escrow Agreement shall be governed by and construed in accordance with the laws of Colorado. This Escrow Agreement cannot be modified, amended or terminated except in writing signed by Seller, Buyers and Escrow Agent.

    12. All notice and other communications under this Escrow Agreement shall be in writing and shall be given (and shall be deemed to have been duly given if so given) in the manner specified in the Purchase Agreement, if to Seller or the Buyers, at the addresses specified therein (and with the copies), and if to the Escrow Agent at :

                         McCoy Broadcast Brokerage, Inc.
                         2910 Electra Drive
                         Colorado Springs, Colorado 80906
                         Fax: (719) 630-1871
                         Attn: Mr. Jody McCoy

 .

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

    13. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


                                    * * * * *

    IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement on the date first above written.

                        MUSTANG BROADCASTING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------
                                                 "Seller"

                        CUMULUS BROADCASTING, INC.

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                        CUMULUS LICENSING CORP.

                        By:
                          -------------------------------
                        Its:
                           ------------------------------
                                                 "Buyers"

                        MCCOY BROADCAST BROKERAGE, INC.

                        By:
                          -------------------------------
                        Its:
                           ------------------------------
                                           "Escrow Agent"

                                                                     EXHIBIT B

                            INSTRUMENT OF ASSUMPTION

    THIS INSTRUMENT OF ASSUMPTION, dated as of ______________________, 1998 from Cumulus Broadcasting, Inc., a Nevada corporation ("Assignee"), to Mustang Broadcasting Corporation ("Assignor"); is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of February 26, 1998 (the "Asset Purchase Agreement"), among Assignee and Assignor. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

    WHEREAS, by a General Assignment being executed and delivered by Assignor to Assignee simultaneously herewith pursuant to the Asset Purchase Agreement, Assignor is selling, transferring, assigning, conveying and delivering to Assignee substantially all of the assets of Assignor (the "Assets");

    NOW THEREFORE, in partial consideration of such sale, transfer, assignment, conveyance and delivery on and as of the date hereof, subject to and in accordance with the terms and conditions of the Asset Purchase Agreement, Assignee hereby assumes and becomes responsible for the following Assumed
Liabilities:

    Obligations of the Seller which accrue after the Closing Date under the Assumed Contracts either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing.

provided, however, that the Assumed Liabilities shall not include any other obligations or liabilities of Assignor, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing; (ii) any Liability of Assignor for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated by the Asset Purchase Agreement; (iii) any Liability of Assignor for costs and expenses incurred in connection with the Asset Purchase Agreement or the consummation of the transactions contemplated hereby; or (iv) any Liability or obligation of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand).

    Other than as specifically stated in this Instrument of Assignment, Assignee assumes no obligation of Assignor. As to any lease, contract, agreement, permit or other authorization included in the Acquired Assets which may be assigned only with the consent of the other party thereto, this Instrument of Assumption shall be of no force and effect until such requisite consents shall have been obtained, whereupon it shall become of full force and effect as of the date of such consent.

    IN WITNESS WHEREOF, Assignee has caused this instrument to signed in its name by its officers thereunto duly authorized on the date first above written.

                        ASSIGNOR:

                        MUSTANG BROADCASTING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                        ASSIGNEE:

                        CUMULUS BROADCASTING, INC.

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                                                                   EXHIBIT B-1

                               GENERAL ASSIGNMENT

    THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from MUSTANG BROADCASTING CORPORATION, a Colorado corporation (the "Assignor"), to CUMULUS BROADCASTING, INC., a Nevada corporation (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of February 26, 1998 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

    KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

    All right, title, and interest in and to all of the assets of the Assignor, (other than Retained Assets) that are used or useful in the operation of the Station, wherever located, including but not limited to all of its (a) leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as fixed assets, computers, data processing equipment, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, furniture, furnishings, inventories of compact disks, records, tapes and other supplies, vehicles) and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those barter agreements and Advertising Contracts identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Station; (e) Assumed Contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Station, jingles, logos, slogans, and business goodwill of the Station; (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment; (h) Licenses and similar rights obtained from governments and governmental agencies; and
    (i) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, advertiser lists, all other lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, program production materials, studies, reports, and other printed or written materials; and (j) goodwill of the Station.

provided, however, that the Acquired Assets shall not include (i) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Assignor as corporations; (ii) any of the rights of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand entered into on or after the date of the Asset Purchase Agreement); (iii) accounts, notes and other receivables; and (v) Cash.

    TO HAVE AND TO HOLD the same unto Assignee forever.

    All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.


    IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by their representatives thereunto duly authorized on the date first written above.

                        MUSTANG BROADCASTING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------


                        ACCEPTED AND AGREED:

                        CUMULUS BROADCASTING, INC.

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                                                                   EXHIBIT B-2

                               GENERAL ASSIGNMENT

    THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from MUSTANG BROADCASTING CORPORATION, a Colorado corporation (the "Assignor"), to CUMULUS LICENSING CORPORATION, a Nevada corporation (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of February 26, 1998 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

    KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

    All FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Sellers with respect to the operations of the Station and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

    TO HAVE AND TO HOLD the same unto Assignee forever.

    All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.

                                   * * * * *

    IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by its representative thereunto duly authorized on the date first written above.

                        MUSTANG BROADCASTING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                        ACCEPTED AND AGREED:

                        CUMULUS LICENSING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                                                                     EXHIBIT C

                             POST-CLOSING AGREEMENT

    Agreement dated as of ____, 1998 among CUMULUS BROADCASTING, INC., a Nevada corporation, CUMULUS LICENSING CORP., a Nevada corporation (collectively the "Buyers"), MUSTANG BROADCASTING CORPORATION, a Colorado corporation (the "Seller"), and Paul Fee (the "Seller's Owner"). The Buyers, the Seller, and the Seller's Owners are referred to collectively herein as the "Parties."

    The Buyers and the Seller are concurrently herewith concluding a transaction in which the Buyers will purchase the "Acquired Assets" (and accept responsibility for the "Assumed Liabilities") of the Seller in return for cash pursuant to the terms of an Asset Purchase Agreement dated February 26, 1998 (the "Asset Purchase Agreement"). Certain terms used herein without definition are used herein as defined in the Asset Purchase Agreement.

    The Buyers and the Seller have made certain representations, warranties, and covenants in the Asset Purchase Agreement which will survive the Closing for purposes of potential indemnification. The Seller's Owner, however, intends to cause the Seller to liquidate and dissolve immediately after the Closing. The Buyers and the Seller's Owner therefore wish to provide for post- Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

    Now, therefore, in consideration of the premises and the mutual promises herein made, the Buyers and the Seller's Owners agree as follows.

1. Representations and Warranties of Seller's Owner. The Seller's Owner represents and warrants to the Buyers that the statements contained in this
   Section 1 are correct and complete as of the date of this Agreement.

    (a) Enforceability. The Seller's Owner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller's Owner, enforceable in accordance with its terms and conditions.

    (b) Absence of Conflicts. Neither the execution and the delivery of this Agreement by the Seller's Owner, nor their performance of their obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which they are subject or (ii ) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instru ment of indebtedness, Security Interest, or other arrangement to which they are a party or by which they are bound or to which any of their assets is subject.

2. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

    a. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 4 below.)

    b. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occur rence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 3 below.)

    c. Transition. Neither the Seller's Owner nor any of his Affiliates will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyers after the Closing as it maintained with the Seller prior to the Closing. The Seller's Owner will refer all customer inquiries relating to the Stations or to the business of the Seller to the Buyers from and after the Closing. Except with the Buyers' prior written consent, neither of the Seller's Owner nor any of his respective Affiliates will employ or offer to employ any employee of the Seller for a period of three (3) years after the Closing Date.

    d. Confidentiality. The Seller's Owner and his Affiliates will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyers or destroy, at the request and option of the Buyers, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller's Owner or any Affiliate is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that person will notify the Buyers promptly of the request or requirement so that the Buyers may seek an appropriate protective order or waive compliance with the provisions of this Section 2(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller's Owner or any Affiliate is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use his or its best efforts to obtain, at the reasonable request of the Buyers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyers shall designate. The foregoing provisions shall not apply to any Confidential Informa tion which is generally available to the public immediately prior to the time of disclosure.

    e. Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, neither the Seller's Owner nor any of his Affiliates will engage directly or indirectly in any business that the Seller conducts as of the Closing Date in the Grand Junction, Colorado MSA; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses.

3. Remedies for Breaches of This Agreement and the Asset Purchase Agreement.

    a. Survival. All of the representations, warranties, and covenants of the Buyers, the Seller, and the Seller's Owner contained in the Asset Purchase Agreement and in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect to the extent set forth in the Asset Purchase Agreement.

    b. Indemnification Provisions for Benefit of the Buyers.

         i. The Seller's Owner agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer in excess of the limitation of liability set forth in Section 7(e) of the Asset Purchase Agreement, to the extent applicable, resulting from, arising out of, relating to, in the nature of, or caused by:

         (A) any breach of any of the Seller's representations, warranties, and covenants contained in the Asset Purchase Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Buyers makes a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period);

         (B) any Liability of the Seller which is not an Assumed Liability; or

         (C) any Liability of the Buyers arising by operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of defacto merger or successor liability) which is not an Assumed Liability.

         (ii) The Seller's Owner agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of any of the Seller's Owner representations, warranties, and covenants contained in
Section 1 and Section 2 above (so long as the particular representation, warranty, or covenant survives the Closing and the

Buyers make a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period).

    (c) Indemnification Provisions for Benefit of the Seller's Owner. The Buyers agree to indemnify the Seller's Owner from and against the entirety of any Adverse Consequences they may suffer in excess of the limitation of liability set forth in Section 7(e) of the Asset Purchase Agreement, to the extent applicable, resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of any of the Buyers' representations, warranties, and covenants contained in the Asset Purchase Agreement and this Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Seller's Owner makes a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period) or (ii) any Assumed Liability.

    (d) Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 3, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

    (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

    4. Miscellaneous.

    a. Press Releases and Announcements. Neither of the Seller's Owner nor any of his respective Affiliates shall issue any press release or announcement relating to the subject matter of the Asset Purchase Agreement without the prior written approval of the Buyers; provided, however, that the Seller's Owner may make any public disclosure they believe in good faith is required by law or regulation (in which case the Seller's Owner will advise the Buyers prior to making the disclosure).

    b. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

    c. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

    d. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Seller's Owner; provided, however, that the Buyers may (i) assign any or all of their rights and interests hereunder to one or more of their Affili ates and (ii) designate one or more of their Affiliates to perform their obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain liable and responsible for the performance of all of their obligations hereunder).

    e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    f. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    g. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or if (and then the next business day after) it is sent by reputable overnight courier, in each case addressed to the intended recipient at the address for notices (and copies thereof) set forth in the Asset Purchase Agreement. Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    h. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Colorado.

    i. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller's Owner. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepre sentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    j. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

    k. Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

    l. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

    m. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 4(o) below), in addition to any other remedy to which they may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that notwithstanding the provision in Section 4(n) with respect to liquidated damages upon a breach of a covenant of this Agreement, money damages would not be an adequate remedy for a breach of any provision of this Agreement.

    n. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Grand Junction, Colorado in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 4(g) above. Nothing in this Section 4(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                        CUMULUS BROADCASTING CORPORATION

                        By:
                          -------------------------------
                        Its:
                           ------------------------------


                        CUMULUS LICENSING CORP.
                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                        MUSTANG BROADCASTING CORPORATION


                        By:
                          -------------------------------
                        Its:
                           ------------------------------

                        SELLER'S OWNER:

                        ---------------------------------
                        PAUL FEE

                                                                     EXHIBIT D

                        [Letterhead of Seller's Counsel]

_____________, 1998

Cumulus Broadcasting, Inc.
Cumulus Licensing Corporation
c/o QUAESTUS Management Corporation
330 E. Kilbourn Avenue, Suite 250

Milwaukee, WI 53202

Gentlemen:

    We have acted as counsel to Mustang Broadcasting Corporation in connection with the preparation of the Asset Purchase Agreement dated February 26, 1998 (the "Agreement"), and have participated on its behalf in connection with the purchase and sale to be made by you with the Company pursuant to the Agreement (the "Transaction") and the transfer of control thereby of radio stations KKNN-FM (Delta, Colorado), KEXO-AM and KQIL-AM (licensed to Grand Junction, Colorado) (collectively the"Stations"). We have also acted as counsel to Paul Fee (the "Shareholder") in connection with the preparation of the Post-Closing Agreement dated the date hereof between you and each of them (the "Post-Closing Agreement"). The Agreement, the Post- Closing Agreement, the Warranty Deeds, the Assignment of Lease, the General Assignment and the Instrument of Assumption are referred to in this Opinion Letter as the Transaction Documents.

    In connection with this Opinion Letter, we have examined signed copies of the Transaction Documents and a certificate as to certain objective facts executed by an officer of the Company (the "Officer's Certificate"). We have considered such matters of law and fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. We have also relied upon the representations of the Company made in the Agreement. We have not conducted any field inspection of the Acquired Assets of the Stations in Grand Junction and Delta, Colorado. Moreover, with respect to paragraphs 1 through 6 of this Opinion Letter, we have relied upon the opinion of Fairfield and Woods, P.C., Denver, Colorado (a copy of which is attached hereto), and we believe that you and we are justified in relying thereon.

    This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal law of the United States and with respect to paragraphs 1 through 6 of this Opinion Letter, the law of the State of Colorado.

    Based upon the foregoing, and subject to the qualifications and exceptions set forth below, we are of the opinion that:

    1. The Company is a corporation organized and existing under the laws of the State of Colorado and is authorized to do business in the State of Colorado.

    2. The Company has the requisite corporate power to enter into the Transaction Documents, perform its obligations thereunder and to own its properties and carry on its business as presently conducted in the State of Colorado.

    3. The Agreement and each of the other Transaction Documents contemplated thereby to which the Company is a party have been duly authorized, executed and delivered by the Company and each is enforceable against the Company in accordance with its material terms.

    4. The execution and delivery by the Company of, and performance of its obligations under the Transaction Documents do not violate the Company's articles of incorporation or bylaws, or based and relying upon the Officer's Certificate, breach, or result in a default under, any of the agreements or instruments identified therein or require the consent or other action of or filing with any governmental body or agency which has not been obtained or which has not been made.

    5. The Post-Closing Agreement has been duly executed and delivered by the Company and its Shareholder and is enforceable against each of them in accordance with its terms.

    6. The Assignment of Leases and the General Assignment is enforceable against the Company in accordance with its terms and the Assignment of Leases is in appropriate form under the laws of the State of Colorado for recording.

    7. The Seller has obtained and validly holds the FCC Licenses listed in Attachment 1 to this opinion letter. The FCC Licenses listed in Attachment 1 constitute the only authorizations, licenses, and permits of the FCC required by the FCC or necessary in connection with the present operation of Stations. The FCC Licenses relating to the Station listed in Attachment 1 are in full force and effect and are duly issued in the name of, or validly assigned to, the Seller. The FCC has approved the assignment of the Licenses to operate the Station from the Seller to the Buyer, and such approval is in full force and effect, and is no longer subject to administrative or judicial review. Upon execution and delivery of the General Assignment, the Buyer will validly hold the FCC Licenses to operate the Stations.

    8. The Seller has filed with the FCC all material reports, documents, instruments, information, and applications required to be filed in connection with the operation of the Station pursuant to FCC rules, regulations and requests. No notice has been issued by the FCC which permits, or after notice or lapse of time or both, would permit, revocation or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in any other material impairment of any rights thereunder.

    9. To our knowledge, the Station is now operating, and prior to the date hereof were operating, in compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder. There is not now issued or outstanding, pending or threatened, any Notice of Violation, Order to Show Cause, or to the best of our knowledge based upon a review of publicly available files of the FCC, complaint or investigation or rulemaking proceeding by or before the FCC which might materially threaten or adversely affect any of the FCC Licenses or result in any substantial adverse effect upon the operation of the Station, nor is there any reason to believe, as of the date hereof, that any of the FCC Licenses will not be renewed in the ordinary course.

    10. The execution, delivery and performance by the Seller of its obligations under the Transaction Documents (a) is not contrary to the Communications Act of 1934, as amended, or any of the rules, regulations or policies of the FCC promulgated thereunder; (b) will not result in any violation of the present rules, regulations or policies of the FCC; and (c) will not cause any forfeiture or impairment of any of the FCC Licenses.

    11. This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by any other person for any purpose whatsoever without this firm's prior written consent.

                                Very truly yours,




                                      3